                                                             EXHIBIT 99.P(xviii)


                                 CODE OF ETHICS

                        CAUSEWAY CAPITAL MANAGEMENT TRUST


                                       and

                         CAUSEWAY CAPITAL MANAGEMENT LLC


                                 I. INTRODUCTION

     A. Fiduciary Duty. This Code of Ethics has been adopted by the Trust and Adviser in compliance with Rule 17j-1 under the 1940 Act and Section 204 of the Advisers Act. Capitalized terms used in this Code are defined in Appendix 1 to this Code. All Appendixes referred to herein are attached to and are a part of this Code.

     This Code is based on the principle that the trustees, officers, and employees of Adviser and the Trust have a fiduciary duty to place the interests of the Funds and Private Accounts ahead of their own interests. The Code applies to all Access Persons and focuses principally on reporting of personal transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of the Funds and Private Accounts.

     As fiduciaries, Access Persons must at all times:

          1. Place the interests of the Funds and Private Accounts first. Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the Funds and Private Accounts. An Access Person may not induce or cause a Fund or Private Account to take action, or not to take action, for personal benefit, rather than for the benefit of the Fund or Private Account. For example, an Access Person would violate this Code by causing a Fund or Private Account to purchase a Security he or she owned for the purpose of increasing the price of that Security.

          2. Avoid taking inappropriate advantage of their positions. Access Persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions. Receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Trust or Adviser could call into question the exercise of an Access Person's independent judgment.

          3. Conduct all Personal Securities Transactions in full compliance with this Code including the reporting requirements. Doubtful situations should be resolved in favor of the Funds and Private Accounts. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

     B. Appendixes to the Code. The Appendixes to this Code are attached to and are a part of the Code. The Appendixes include the following:

          1.   Definitions (Appendix 1),



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


          2.   Contact Persons (Appendix 2),

          3.   Certification of Compliance with Code of Ethics (Appendix 3 and
               3-I),

               a) Personal Securities Holdings and Accounts Disclosure Form (Appendix 3-A)

          4.   Form Letter to Broker, Dealer or Bank (Appendix 4).

          5.   Report of Securities Transactions (Appendix 5)

          6. Initial Public Offering / Private Placement Clearance Form (Appendix 6)

     C. Application of the Code to Independent Fund Trustees. Notwithstanding the definition of Access Persons, the following provisions do not apply to Independent Fund Trustees and their Immediate Families.

          1. Personal Securities Transactions (Section II)

          2. Initial, Quarterly and Annual Holdings Reporting Requirements (Section III.A)

          3. Receipt and Giving of Gifts (Section IV.B)

          4. Restrictions on Service as a Director of a Publicly-Traded Company (Section IV.E)

                      II. PERSONAL SECURITIES TRANSACTIONS

     A.   Prohibited Transactions.

          1. Prohibited Securities Transactions. The following Securities Transactions are prohibited and will not be authorized by the Compliance Officer (or a designee) absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified.

               a. Initial Public Offerings (Investment Personnel only). Any purchase of Securities by Investment Personnel in an initial public offering (other than a new offering of a registered open-end investment company). However, if authorized, the Compliance Officer will maintain a record of the reasons for such authorization (see Appendix 6).

               b. Pending Buy or Sell Orders (Investment Personnel Only). Any purchase or sale of Securities by Investment Personnel on any day during which any Fund or Private Account has a pending "buy" or "sell" order in the same Security (or Equivalent Security) until that order is executed or withdrawn. This prohibition applies whether the Securities Transaction is in the same direction (e.g., two purchases) or the opposite direction (a purchase and sale) as the transaction of the Fund or Private Account.

               c. Seven-Day Blackout (Investment Personnel Only). Purchases or sales of Securities by Investment Personnel within seven calendar days of a purchase or sale of the same Securities (or Equivalent Securities) by the Funds or Private Accounts. For example, if a Fund or Private Account trades a Security on day one, day eight is the first day any Investment Personnel may trade that Security for an account in which he or she has a beneficial interest. This prohibition applies whether the Securities Transaction is in the same direction or the opposite direction as the transaction of the Fund or Private Account.

               d. Intention to Buy or Sell for a Fund or Private Account (all Access Persons). Purchases or sales of Securities by an Access Person at a time when that Access Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of a Fund or Private Account. This prohibition also applies whether the Securities Transaction is in the same direction or the opposite direction as the transaction of the Fund or Private Account.

               e. Sixty Day Short-Term Trading Profit Restriction (Investment Personnel Only). Investment Personnel are prohibited from profiting from any purchase and sale, or sale and purchase, of a Security or Equivalent Security within sixty calendar days.

               f. Restricted List (all Access Persons). Access Persons are prohibited from purchases or sales of Securities on the Adviser's Restricted List, if any.

          2. Always Prohibited Securities Transactions. The following Securities Transactions are prohibited and will not be authorized under any circumstances.

               a. Inside Information. Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security.

               b. Market Manipulation. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading.

               c. Others. Any other transactions deemed by the Compliance Officer (or a designee) to involve a conflict of interest, possible diversions of a corporate opportunity, or an appearance of impropriety.

          3. Private Placements (Investment Personnel only). Acquisition of Beneficial Interests in Securities in a private placement by Investment Personnel is strongly discouraged. The Compliance Officer (or a designee) will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Fund or Private Account and whether the opportunity is being offered to the person by virtue of the person's position as an Investment Person. If a private placement transaction is permitted, the Compliance Officer will maintain a record of the reasons for such approval (see Appendix 6). Investment Personnel who have acquired securities in a private placement are required to disclose that investment to the Compliance Officer when they play a part in any subsequent consideration of an investment in the issuer by a Fund or Private Account, and the decision to purchase securities of the issuer by a Fund or Private Account must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

     B.   Exemptions.

          1. The following Securities Transactions are exempt from the restrictions set forth in Section II.A.

               a. Mutual Funds. Securities issued by any registered open-end investment companies (including the Funds);

               b. No Knowledge. Securities Transactions where neither the Access Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person is neither consulted nor advised of the trade before it is executed);

               c. Certain Corporate Actions. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

               d. Rights. Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue; and

               e. Miscellaneous. Any transaction in the following: (1) bankers' acceptances, (2) bank certificates of deposit, (3) commercial paper,
          (4) high quality short-term debt, including repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Compliance Officer on the grounds that the risk of abuse is minimal or non-existent.

          2. Personal Transactions in Securities that also are being purchased, sold or held by a Fund are exempt from the prohibitions of Sections II.A.1.b and c if the Access Person does not, in connection with his or her regular functions or duties, make, participate in, or obtain information regarding the purchase or sale of Securities by that Fund.

          3. Application to Commodities, Futures, Options on Futures and Options on Broad-Based Indexes. Commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures are not subject to the prohibited transaction provisions of Section II.A., but are subject to the Code's transaction reporting requirements.

                  III. REPORTING AND PRECLEARANCE REQUIREMENTS

     A. Reporting and Preclearance Requirements for Access Persons Except Independent Fund Trustees

          1. Preclearance Procedures. Access Persons must obtain approval from the Compliance Officer prior to entering into any Securities Transactions, except that preclearance is not required for (i) the exempt Securities Transactions set forth in Section II.B and (ii) Access Persons who are not employees of the Adviser and whom the Compliance Officer designates in writing to be exempt from preclearance because they do not have daily access to portfolio information regarding Funds and Private Accounts. Access Persons may preclear Securities Transactions only where they have a present intent to transact in the Security.

               To preclear a Securities Transaction, an Access Person shall communicate his or her request to the Compliance Officer and provide the following information:

               a) Issuer name;

               b) Type of security (stock, bond, note, etc.); and

               c) Nature of transaction (purchase or sale).

               Approval of a Securities Transaction, once given, is effective only for three business days or until the employee discovers that the information provided at the time the transaction was approved is no longer accurate.

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          2. Initial Holdings and Accounts Report. Any person who becomes an
     Access Person of Adviser or the Funds must submit within 10 days of becoming an Access Person an Initial Holdings and Accounts Report (see Appendix 3-A) to the Compliance Officer listing all Securities accounts and Securities that he or she holds in such accounts in which that Access Person (or Immediate Family member) has Beneficial Interest.

          3. Quarterly Reporting Requirements. Every Access Person and members of his or her Immediate Family must arrange for the Compliance Officer to receive directly from any broker, dealer, or bank that effects any Securities Transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which such Access Person has a Beneficial Interest. Attached hereto as Appendix 4 is a form of letter that may be used to request such documents from such entities. All copies must be received no later than 10 days after the end of the calendar quarter. Each confirmation or statement must disclose the following information:

               a) the date of the transaction;

               b) the title (and interest rate and maturity date, if applicable)

               c) the number of shares and principal amount

               d) the nature of the transaction (e.g., purchase, sale);

               e) the price of the Security; and

               f) the name of the broker, dealer or bank through which the trade was effected.

               If an Access Person is not able to arrange for duplicate confirmations and periodic statements to be sent that contain the information required above, the Access Person must submit a Quarterly Transaction Report (see Appendix 5) within 10 days after the completion of each calendar quarter to the Compliance Officer.

          4. Every Access Person who establishes a Securities account during the quarter in which that Access Person (or Immediate Family member) has Beneficial Interest must submit an Account Report (see Appendix 5) to the Compliance Officer. This report must be submitted to the Compliance Officer within 10 days after the completion of each calendar quarter.

          5. Annual Holdings and Accounts Report. Every Access Person must annually submit an Annual Holdings and Accounts Report (see Appendix 3-A) listing all Securities accounts and securities in which that Access Person (or Immediate Family member) has Beneficial Interest. The information in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted.

     B.   Reporting Requirements for Independent Fund Trustees

          Each Independent Fund Trustee (and his or her Immediate Family) must report to the Compliance Officer any trade in a Security by any account in which the Independent Fund Trustee has any Beneficial Interest if the Independent Fund Trustee knew or, in the ordinary course of fulfilling his or her duty as a Trustee of the Trust, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Security by the Trustee such Security (or an Equivalent Security) was or would be purchased or sold by a Fund or such purchase or sale by a Fund was or would be considered by the Fund. Independent Fund Trustees who need to report such transactions should refer to the procedures outlined in Section III.A.2.

     C.   Exemptions, Disclaimers and Availability of Reports

          1. A Securities Transaction involving the following circumstances or Securities are exempt from the Reporting Requirements discussed above: (1) neither the Access Person nor an Immediate Family Member had any direct or indirect influence or control over the transaction; (2) Securities directly issued by the U.S. Government; (3) bankers' acceptances; (4) bank certificates of deposit; (5) commercial paper; (6) high quality short-term debt instruments, including repurchase agreements; (7) shares issued by open-end mutual funds; and (7) other Securities as may from time to time be designated in writing by the Compliance Officer on the grounds that the risk of abuse is minimal or non-existent.

          In addition, no Access Person of Adviser shall be required to make a Quarterly Transaction Report where such report would duplicate information recorded by Adviser pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940.

          2. Disclaimers. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

          3. Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to the Board of Trustees of the Trust, the management of Adviser, the Compliance Officer, any party to which any investigation is referred by any of the foregoing, the SEC, any self-regulatory organization of which Adviser is a member, any state securities commission, and any attorney or agent of the foregoing or of the Trust.

                              IV. FIDUCIARY DUTIES

     A. Confidentiality. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Funds or Private Accounts except to persons whose responsibilities require knowledge of the information.

     B. Gifts. The following provisions on gifts apply to all Investment Personnel.

          1. Accepting Gifts. On occasion, because of their position with the Trusts, Investment Personnel may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of the Trusts and Adviser. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted.

               If an Investment Person receives any gift that might be prohibited under this Code, the Investment Person must inform the Compliance Officer.

          2. Solicitation of Gifts. Investment Personnel may not solicit gifts or gratuities.

     C. Corporate Opportunities. Access Persons may not take personal advantage of any opportunity properly belonging to the Funds or Private Accounts. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for a Fund or Private Account.

     D. Undue Influence. Access Persons may not cause or attempt to cause any Fund or Private Account to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the

Access Person. If an Access Person or Immediate Family member stands to benefit materially from an investment decision for a Fund or Private Account which the Access Person is recommending or participating in, the Access Person must disclose to those persons with authority to make investment decisions for the Fund or Private Account (or, if the Access Person in question is a person with authority to make investment decisions for the Fund or Private Account, to the Compliance Officer) any Beneficial Interest that the Access Person (or Immediate Family member) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person (or Immediate Family member) or the appearance of impropriety. The person to whom the Access Person reports the interest, in consultation with the Compliance Officer, must determine whether or not the Access Person will be restricted in making investment decisions.

     E. Service as a Director. No Investment Person may serve on the board of directors of a publicly-held company (other than the Trust) absent prior written authorization by the Compliance Officer. This authorization will rarely, if ever, be granted and, if granted, normally will require that the affected Investment Person be isolated, through a "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the person sits.

                     V. COMPLIANCE WITH THIS CODE OF ETHICS

     A.   Compliance Officer Review

          1. Investigating Violations of the Code. The Compliance Officer will investigate any suspected violation of the Code and report the results of each investigation to the Chief Executive Officer of Adviser. The Chief Executive Officer together with the Compliance Officer will review the results of any investigation of any reported or suspected violation of the Code.

          2. Annual Reports. At least annually, the Trust and Adviser must furnish to the Trust's Board of Trustees, and the Board of Trustees must consider, a written report that (1) describes any issues arising under this Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations, and (2) certifies that the Fund and Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     B.   Remedies

          1. Sanctions. If the Compliance Officer and the Chief Executive Officer of Adviser determine that an Access Person has committed a violation of the Code following a report of the Compliance Officer, the Compliance Officer and the Chief Executive Officer of Adviser may impose sanctions and take other actions as they deem appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. The Compliance Officer and the Chief Executive Officer of Adviser also may require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated by the Compliance Officer and the Chief Executive Officer of Adviser and shall be forwarded to a charitable organization selected by the Compliance Officer and the Chief Executive Officer of Adviser. The Compliance Officer and the Chief Executive Officer of Adviser may not review his or her own transaction.

          2. Sole Authority. The Compliance Officer and the Chief Executive Officer of Adviser have sole authority, subject to the review set forth in
     Section V.B.3 below, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

     C. Exceptions to the Code. Exceptions to the Code will rarely, if ever, be granted. The Compliance Officer may grant exceptions to the requirements of the Code on a case by case basis if the Compliance Officer finds that the proposed conduct involves negligible opportunity for abuse, or upon a showing by the employee that he or she would suffer extreme financial hardship should an exception not be granted. Should the subject of the exception request involve a Securities Transaction, a change in the employee's investment objectives, tax strategies, or special new investment opportunities would not constitute acceptable reasons for an exception. Any exceptions granted must be in writing.

     D. Compliance Certification. Each current Access Person and each newly-hired Access Person shall certify that he or she has received, read and understands the Code by executing the Certification of Compliance with the Code of Ethics form (see Appendix 3). In addition, by December 31 following the end of the prior calendar year, all Access Persons will be required to re-certify on such form (see Appendix 3) that they have read and understand the Code, that they have complied with the requirements of the Code, and that they have reported all Securities Transactions required to be disclosed or reported pursuant to the requirements of the Code. Independent Fund Trustees should complete Appendix 3-I only.

     E. Inquiries Regarding the Code. The Compliance Officer will answer any questions about the Code or any other compliance-related matters.



DATED: January 25, 2002

                                                                      APPENDIX 1

                                   DEFINITIONS

     "1940 Act" means the Investment Company Act of 1940, as amended.

     "Access Person" means any trustee, director, officer or Advisory Person of Adviser or the Trust; provided, that employees of SEI Investments Mutual Funds Services and its affiliates (collectively, "SEI") shall not be deemed to be "Access Persons" as their trading activity is covered by the Code of Ethics adopted by SEI in compliance with Rule 17j-1 under the 1940 Act.

     "Adviser" means Causeway Capital Management LLC.

     "Advisers Act" means the Investment Advisers Act of 1940, as amended.

     "Advisory Person" means (1) any employee of Adviser and the Trust (or of any company in a control relationship with such companies) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by the Funds or Private Accounts, or whose functions relate to the making of any recommendation with respect to such purchases or sales, and (2) any natural person in a control relationship to such companies who obtains information concerning the recommendations made to the Funds or Private Accounts with respect to the purchase and sale of Securities by the Funds and Private Accounts.

     "Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

     "Code" means this Code of Ethics, as it may be amended from time to time.

     "Compliance Officer" means the Compliance Officer of Adviser and the persons designated in Appendix 2, as such Appendix shall be amended from time to time.

     "Equivalent Security" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

     "Fund" means a portfolio of the Trust.

     "Immediate Family" of an Access Person means any of the following persons who reside in the same household as the Access Person:

         child                              grandparent                         son-in-law
         stepchild                          spouse                              daughter-in-law
         grandchild                         sibling                             brother-in-law
         parent                             mother-in-law                       sister-in-law
         stepparent                         father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Officer determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     "Independent Fund Trustee" means a trustee of the Trust who is not an "interested person" as that term is defined in Section 2(a)(19) of the 1940 Act.

     "Initial Public Offering" is an offering of securities registered under the Securities Act of 1933 by an issuer who immediately before the registration of such securities was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

     "Investment Personnel" and "Investment Person" mean (1) employees of Adviser or the Trust (or of any company in a control relationship to such companies) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities, or (2) any natural person who controls Adviser or the Trust and who obtains information concerning recommendations made to the Funds or Private Accounts regarding the purchase and sale of Securities by the Funds or Private Accounts. References to Investment Personnel include without limitation Portfolio Managers.

     "Portfolio Manager" means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Fund or Private Account.

     "Private Account" means a portfolio of a private client for which Adviser serves as investment adviser.

     "Private Placement" means a limited offering exempt from registration pursuant to Rules 504, 505 or 506 or under Section 4(2) or 4(6) of the Securities Act of 1933.

     "Restricted List" means the list of companies maintained by the Compliance Officer about which Adviser or its affiliates potentially possess material nonpublic information.

     "SEC" means the Securities and Exchange Commission.

     "Security" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures and options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

     "Securities Transaction" means a purchase or sale of Securities in which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest.

     "Trust" means Causeway Capital Management Trust, an investment company registered under the 1940 Act for which Adviser serves as investment adviser.

                                                                      APPENDIX 2


                                 CONTACT PERSONS


COMPLIANCE OFFICER

     1. Gracie Fermelia
     2. Turner Swan

No Compliance Officer is permitted to preclear or review his/her own transactions or reports under this Code.

                                                                      APPENDIX 3

                 CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS



     I acknowledge that I have received the Code of Ethics dated
_______________, and certify that:

          1. I have read the Code of Ethics and I understand that it applies to me and to all accounts in which I or a member of my Immediate Family has any Beneficial Interest.

          2. In accordance with Section III.A of the Code of Ethics, I will report or have reported all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under Section III.C.

          3. I have listed on Appendix 3-A of this form all accounts and securities in which I have, or any member of my Immediate Family has, any Beneficial Interest.

          4. I will comply or have complied with the Code of Ethics in all other respects.

          5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code of Ethics.



                                           -------------------------------------
                                           Access Person's Signature

                                           -------------------------------------
                                           Print Name

Date:____________________



                                  SEE NEXT PAGE

                                                                    APPENDIX 3-A


            PERSONAL SECURITIES HOLDINGS AND ACCOUNTS DISCLOSURE FORM (for use as an Initial or Annual Holdings and Accounts Report)

     PURSUANT TO SECTION III.A.1 OR III.A.3 OF THE CODE OF ETHICS, PLEASE LIST ALL SECURITIES ACCOUNTS AND SECURITIES HOLDINGS FOR EACH SECURITIES ACCOUNT IN WHICH YOU OR YOUR IMMEDIATE FAMILY MEMBER HAS A BENEFICIAL INTEREST. YOU DO NOT NEED TO LIST THOSE SECURITIES THAT ARE EXEMPT PURSUANT TO SECTION III.C.

Is this an Initial or Annual Report?
                                        ----------------------
Name of Access Person:
                                        --------------------------------
Name of Account Holder:
                                        --------------------------------
Relationship to Access Person:
                                        --------------------------------
SECURITIES HOLDINGS:

Attach to this Report your most recent account statement and/or list Securities held below:

       Name of Security               Quantity                Principal Amount               Name of Broker/Dealer/Bank
       ----------------               --------                ----------------               --------------------------
1.

2.

3.

4.

5.

 (Attach separate sheets as necessary)

SECURITIES ACCOUNTS:

       Account Name                  Account Number               Date Account Opened             Name of Broker/Dealer/Bank
       ------------                  --------------               -------------------             --------------------------
1.
2.
3.
4.

 (Attach separate sheets as necessary)

     I certify that this Report and the attached statements (if any) constitute all the Securities accounts and Securities that must be reported pursuant to this Code.


------------------------------------
Access Person Signature


------------------------------------                  --------------------------
Print Name                                                      Date

                                                                    APPENDIX 3-I

                 CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
                           (INDEPENDENT FUND TRUSTEES)


     I acknowledge that I have received the Code of Ethics dated
_______________, 200__, and certify that:

          1. I have read the Code of Ethics and I understand that it applies to me and to all accounts in which I or a member of my Immediate Family has any Beneficial Interest.

          2. I will report or have reported all Securities Transactions required to be reported under Section III.B of the Code in which I have, or a member of my Immediate Family has, a Beneficial Interest.

          3. I will comply or have complied with applicable provisions of the Code of Ethics in all other respects.



                                                  ------------------------------
                                                  Trustee's Signature

                                                  ------------------------------
                                                  Print Name

Date:__________________

                                                                      APPENDIX 4


                    FORM OF LETTER TO BROKER, DEALER OR BANK



                                     [Date]


[Broker Name and Address]

     Subject: Account # _________________

Dear ________________:

     Causeway Capital Management LLC ("Adviser"), my employer, is a registered investment adviser. In connection with the Code of Ethics adopted by Adviser, I am required to request that you send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account to my employer. Please note that the confirmations and/or periodic statements must disclose the following information:

          1) date of the transaction;

          2) the title of the security (including interest rate and maturity date) and price;

          3) the number of shares and principal amount;

          4) the nature of the transaction (e.g., purchase or sale); and

          5) the name of the firm effecting the trade.

If you are unable to provide this information, please let me know immediately. Otherwise, please address the confirmations and statements directly to:

                                    Gracie Fermelia
                                    Compliance Officer
                                    Causeway Capital Management LLC
                                    11111 Santa Monica Blvd., Suite 1550
                                    Los Angeles, CA  90025

     Your cooperation is most appreciated. If you have any questions regarding these requests, please contact me or Ms. Fermelia at (310) 477-2074.

                                                  Sincerely,


                                                  [Name of Access Person]

                                                                      APPENDIX 5


                         REPORT OF SECURITY TRANSACTIONS
                                FOR QUARTER ENDED

Access Persons other than Independent Fund Trustees: You do not need to report transactions in 1) direct obligations of the U.S. Government, 2) bankers' acceptances, bank CDs, commercial paper, high quality short-term debt instruments, 3) shares of an open-end investment company, and 4) transactions for which you had no direct or indirect influence or control.

Independent Fund Trustees: If you are an Independent Fund Trustee, then you only need to report a transaction if you, at the time of that transaction, knew or, in the ordinary course of fulfilling your official duties as a Trustee to the Causeway Capital Management Trust, should have known that, during the 15-day period immediately before or after your transaction in a Security,

     1) a Fund purchased or sold such Security or

     2) a Fund or Adviser considered purchasing or selling such Security.


Disclose all Securities Transactions for the period covered by this report:

                                                               Price at
    Name/Description of          Number         Date of          Which        Principal       Bought              Name of
         Security*               Shares       Transaction      Effected        Amount        or Sold         Broker/Dealer/Bank
----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------
----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------

----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------

----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------

----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------

----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------

----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------

----------------------------- ------------- ---------------- -------------- -------------- ------------- ---------------------------

* Please disclose the interest rate or maturity date, if applicable.


Did you establish any securities accounts during the period covered by this report? ___ Yes ___ No

If Yes, please complete the following:

                                                                    Date of
                     Name of Broker                             Account Opening              Account Number
---------------------------------------------------------- --------------------------- ---------------------------
---------------------------------------------------------- --------------------------- ---------------------------

---------------------------------------------------------- --------------------------- ---------------------------

---------------------------------------------------------- --------------------------- ---------------------------




____ The above is a record of every Securities Transaction or account opened which I had, or in which I acquired, any direct or indirect Beneficial Interest during the period indicated above.

____ I certify that the Compliance Officer has received confirmations or account statements pertaining to all Securities Transactions executed that disclose the information required above, and has received notice of any accounts opened, during the period covered by this report.

____   I have nothing to report for the period covered by this report.



Date:                                  Signature:
     --------------------------------            ------------------------------

                                                                      APPENDIX 6

                   INITIAL PUBLIC OFFERING / PRIVATE PLACEMENT
                                 CLEARANCE FORM
                  (for the use of the Compliance Officer only)

     The Code of Ethics for Adviser and Causeway Capital Management Trust prohibits any acquisition of securities in an initial public offering (other than shares of open-end investment companies) and private placement by any Investment Person. In cases of exceptional circumstances, however, investments in such securities may be permitted. In these instances, a record of the rationale supporting the approval of such transactions must be completed and retained for a period of five years after the end of the fiscal year in which approval is granted. This form should be used for such record keeping purposes.



Name of Investment Person:
                                    --------------------------------------------
Date of Request
                                    --------------------------------------------
Name of IPO / Private Placement:
                                    --------------------------------------------
Date of Offering:
                                    --------------------------------------------
Number of Shares/Interests
                                    --------------------------------------------
Price:
                                    --------------------------------------------
Name of Broker/Dealer/Bank
                                    --------------------------------------------

___   I have cleared the IPO / Private Placement transaction described above.

      Reasons supporting the decision to approve the above transaction:



                                           ------------------------------------
                                                Name of Compliance Officer


                                           ------------------------------------
                                              Signature of Compliance Officer


                                           ------------------------------------
                                                           Date